EXHIBIT 10(j)

COASTAL CARIBBEAN OILS & MINERALS LTD.

Financial Code of Ethics

Effective as of December 20, 2005

This Financial Code of Ethics (this “Financial Code”) of Coastal Caribbean Oils & Minerals Ltd. (the “Company”) was adopted by the Board of Directors of the Company (the “Board”) effective as of the date set forth above. This Financial Code sets forth the ethical principles by which the chief executive officer, chief financial officer and controller or principal accounting officer or, if no person holds any of such offices, the person or persons performing similar functions (the “Senior Financial Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. The Senior Financial Officers also must comply with the Company’s Corporate Code of Business Conduct and Ethics.

Ethical Principles

In carrying out his or her duties to and responsibilities for the Company, each Senior Financial Officer shall:

!	act ethically with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

Avoid conflicts of interest by:

!	disclosing to the Audit Committee of the Board any material transaction or relationship that reasonably could be expected to give rise to such a conflict; and
!
complying with the procedures, limitations, additional disclosure and reporting obligations and other requirements that the Audit Committee may establish to mitigate or eliminate the conflict of interest or its effects on the Company;

!
provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the United States Securities and Exchange Commission and in other public communications that the Company makes;

!	comply in all material respects with all applicable laws, rules and regulations of national, state, provincial and local governments;
!
act in good faith, responsibly, with due care and diligence, without misrepresenting material facts or allowing his or her independent judgment on behalf of the Company to be subordinated to other interests; and

!	promote ethical behavior by others in the work environment.

Waivers

Consents obtained pursuant to this Financial Code, or waivers of any provision of this Financial Code, shall be made only by the Nominating & Corporate Governance Committee of the Board; provided that such committee may defer such matters to the full Board. Persons seeking a waiver should be prepared to disclose all pertinent facts and circumstances, respond to inquiries for additional information, explain why the waiver is necessary, appropriate, or in the best interests of the Company, and comply with any procedures that may be required to protect the Company in connection with a waiver. If a waiver of this Financial Code is granted, appropriate disclosure will be made promptly in accordance with applicable laws, rules and regulations.

Compliance Procedures

Enforcement of sound ethical standards is the responsibility of every employee and director of the Company. Violations and reasonable suspicions of violations of this Financial Code should be reported promptly to the Audit Committee of the Board. The reporting person should make full disclosure of all pertinent facts and circumstances, taking care to distinguish between matters that are certain and matters that are suspicions, worries or speculation, and also taking care to avoid premature conclusions or alarmist statements since the situation may involve circumstances unknown to the reporting person. The Company does not permit retaliation of any kind for good faith reports of possible ethical violations. Persons making a report knowing it is false or willfully disregarding its truth or accuracy, or engaging in any other bad faith use of the reporting system, are in violation of the Company’s Corporate Code of Business Conduct and Ethics.

Each employee and each director of the Company shall be provided a copy of this Financial Code. Each Senior Financial Officer who is not also a member of the board of directors shall sign a written affirmation acknowledging that such Senior Financial Officer has received and read this Financial Code and understands it contents. The affirmation may be separate from or included within another affirmation or acknowledgment relating to codes of conduct and ethics, employee manuals, handbooks or other materials supplied to Senior Financial Officers. Any employee or director to whom this Financial Code has been provided may be required, from time to time, to sign a written affirmation stating that such person: (a) has received and read this Financial Code and understands its contents; and (b) has no knowledge of any violation of this Financial Code that has not been communicated previously to the Audit Committee of the Board.

Violations

Each person is accountable for his or her compliance with this Financial Code. Violations of this Financial Code may result in disciplinary action against the violator, including counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment or restitution. Each case will be judged on its own merits.

Amendments

The Board may amend this Financial Code at any time, consistent with the requirements of applicable laws, rule and regulations. Any amendments to this Financial Code must be promptly disclosed in accordance with such requirements.

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